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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2005

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

In its Transition Report on Form 10-K/T filed with the Securities and Exchange Commission (the "SEC") on March 29, 2004, Chordiant Software, Inc. (the "Company" or "Chordiant") disclosed that it could be subject to paying penalties of up to $500,000 per month from February 2005 through January 2006 (the "Penalties") to Acqua Wellington Opportunity I Limited ("Acqua Wellington"). In January 2004, Chordiant sold 4,854,368 shares of its common stock (the "Shares") to Acqua Wellington in a private placement. As part of the sale, Chordiant agreed to file and keep effective with the SEC a registration statement on Form S-3 until the earlier of January 2006 or the sale of the Shares by Acqua Wellington pursuant to the effective registration statement. As a result of the Company's failure to timely file its quarterly report for the period ended December 31, 2004, the Company could not maintain the required registration statement on Form S-3. On April 14, 2005, Acqua Wellington filed with the SEC Amendment No.1 to its Schedule 13G disclosing that as of February 14, 2005, it no longer beneficially owned the Shares. Upon receipt of Acqua Wellington's Amendment No. 1, the Company has been advised by Acqua Wellington that on May 17, 2004, it disposed of all the Shares pursuant to the registration statement on Form S-3. As a result, the Company does not have any further obligation to maintain an effective registration statement on Form S-3 for Acqua Wellington or its successor in interest and therefore is not obligated to pay any Penalties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.

Date: April 20, 2005	By: /s/ George de Urioste George de Urioste Chief Operating Officer and Chief Financial Officer